                                                                 Exhibit 99.1


               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial information describes the pro forma effect of Genzyme's proposed acquisition of Novazyme Pharmaceuticals, Inc. on the

          o unaudited statements of operations for the six months ended June 30, 2001 and the year ended December 31, 2000, and

          o    unaudited balance sheet as of June 30, 2001

of both Genzyme and Genzyme General, the division to which Genzyme will allocate the assets and liabilities and operations of Novazyme.

     The following unaudited pro forma combined financial information also describes the pro forma effect of Genzyme's acquisition of GelTex Pharmaceuticals, Inc., Biomatrix, Inc., Wyntek Diagnostics, Inc. and Focal, Inc. and the disposition of its 50% ownership interest in ATIII LLC on the unaudited pro forma combined statements of operations for Genzyme and Genzyme General for the year ended December 31, 2000 and for the six months ended June 30, 2001 as if these transactions took place on January 1, 2000 and on the unaudited pro forma combined balance sheets of Genzyme and Genzyme General as of June 30, 2001. In addition, Genzyme's unaudited pro forma statement of operations for the year ended December 31, 2000 reflects the change in earnings allocations resulting from the creation of Biosurgery Stock and elimination of Surgical Products Stock and Tissue Repair Stock as if this took place on January 1, 2000. Genzyme allocated the acquisitions of GelTex and Wyntek and the disposition of its 50% ownership interest in ATIII LLC to Genzyme General. Genzyme allocated its acquisitions of Biomatrix and Focal to Genzyme Biosurgery. The results of operations of GelTex, Biomatrix, Wyntek and Focal are included in Genzyme's results beginning on the respective dates of acquisition and the results of operations of ATIII LLC are excluded from Genzyme's results as of the date of disposition. Additional information regarding Genzyme's acquisitions of GelTex and Biomatrix is included in Genzyme's annual report on Form 10-K for the year ended December 31, 2000 filed with the SEC on April 2, 2001. Additional information regarding Genzyme's acquisitions of Wyntek and Focal is included in Genzyme's quarterly report on Form 10-Q for the quarter ended June 30, 2001 filed with the SEC on August 14, 2001.

ACQUISITION OF GELTEX PHARMACEUTICALS, INC.

     On December 14, 2000, Genzyme completed the acquisition of GelTex. Genzyme issued approximately 15.8 million shares of Genzyme General Stock and paid $515.2 million in cash for all of the outstanding stock of GelTex. In addition, Genzyme issued options and warrants to purchase Genzyme General Stock in exchange for all outstanding GelTex options and warrants. The conversion of options to purchase GelTex common stock was accounted for in accordance with Financial Accounting Standards Board Interpretation No. 44, which is referred to as FIN 44.

ACQUISITION OF BIOMATRIX, INC.

     On December 18, 2000, Genzyme completed the acquisition of Biomatrix. Concurrent with the completion of Genzyme's acquisition of Biomatrix, Genzyme amended its charter to create Biosurgery Stock and eliminate Surgical Products Stock and Tissue Repair Stock. Genzyme issued approximately 17.5 million shares of Biosurgery Stock and paid $252.4 million in cash for all of the outstanding stock of Biomatrix. In addition, Genzyme issued options to purchase Biosurgery Stock in exchange for all outstanding Biomatrix options. The conversion of options to purchase Biomatrix common stock was accounted for in accordance with FIN 44.

     In connection with the merger with Biomatrix, Genzyme effected an exchange of its tracking stock whereby all of the outstanding shares of Tissue Repair Stock and Surgical Products Stock converted into Biosurgery Stock, the dividend and other provisions of which are designed to track the financial performance of Genzyme Biosurgery. Former holders of Tissue Repair Stock and Surgical Products Stock, therefore, remain holders of Genzyme's common stock, but hold a security whose dividend and other provisions are designed to track a different subset of Genzyme's operations and assets. Additionally, the votes and liquidation units per share of their holdings changed. Upon completion of the tracking stock exchanges, each outstanding share of Surgical Products Stock converted into the right to receive 0.6060 of a share of Biosurgery Stock and each outstanding share of Tissue Repair Stock converted into the right to receive 0.3352 of a share of Biosurgery Stock. Additionally, all outstanding options to purchase Surgical Products Stock and Tissue Repair Stock were converted into options to purchase Biosurgery Stock at the respective conversion rates.

ACQUISITION OF WYNTEK DIAGNOSTICS, INC.

     In June 2001, Genzyme acquired all of the outstanding capital stock of privately-held Wyntek Diagnostics, Inc., for $65.0 million in cash. No options or warrants were assumed by Genzyme in the purchase.

ACQUISITION OF FOCAL, INC.

     In January 2001, Focal, Inc. exercised its option to require Genzyme to purchase $5.0 million in Focal common stock at a price of $2.06 per share. After that purchase, Genzyme held approximately 22% of the outstanding shares of Focal common stock and began accounting for its investment under the equity method of accounting. On June 30, 2001, Genzyme acquired the remaining 78% of the outstanding Focal common stock in an exchange for 2.1 million shares of Biosurgery Stock. In addition, Genzyme issued options and warrants to purchase Biosurgery Stock in exchange for all outstanding options and warrants to purchase Focal common stock. The conversion of options to purchase Focal common stock was accounted for in accordance FIN 44.

PENDING ACQUISITION OF NOVAZYME PHARMACEUTICALS, INC.

     On August 6, 2001, Genzyme entered into a definitive agreement to acquire Novazyme for $137.5 million, payable in shares of Genzyme General Stock, subject to a deduction based on a calculated amount for Novazyme vested options, warrants and Series B Preferred Stock purchase rights outstanding on the date of acquisition. Novazyme stockholders are also eligible to receive two subsequent payments totaling $87.5 million if Genzyme receives U.S. marketing approval for two products to treat lysosomal storage disorders using certain of Novazyme's technologies by certain dates. The contingent payments are also payable in shares of Genzyme General Stock. The results of operations and cash flows of Novazyme will be included in Genzyme's financial statements following the completion of the acquisition. Additionally, each option, warrant and Series B Preferred Stock purchase right to purchase shares of Novazyme common stock outstanding immediately before the effective date of the acquisition will be assumed by Genzyme after the acquisition and will be exchanged for an option, warrant or stock purchase right to purchase Genzyme General Stock. The exchange of options will be accounted for in accordance with FIN 44.

     To determine earnings per share, Genzyme allocates its earnings to each series of its common stock based on the earnings attributable to that series of stock. The earnings attributable to each series of stock are defined in Genzyme's charter as the net income or loss of the corresponding division determined in accordance with generally accepted accounting principles and as adjusted for tax benefits allocated to or from the division in accordance with Genzyme's management and accounting policies. Genzyme's charter also requires that all of its income and expenses be allocated among the divisions in a reasonable and consistent manner. However, subject to its fiduciary duties, Genzyme's board of directors can, at it discretion, change the method of allocating earnings to each series of common stock without shareholder approval. Genzyme intends to allocate earnings using its current methods for the foreseeable future.

     Because the earnings allocated to each series of stock are based on the income or losses attributable to each corresponding division, Genzyme has included its unaudited pro forma financial statements and the unaudited pro forma financial statements of Genzyme General, the division to which Genzyme will allocate the acquisition of Novazyme, to aid investors in evaluating its performance and the performance of that division.

     While each tracking stock is designed to reflect a division's performance, it is common stock of Genzyme Corporation and not of a division; each division is not a company or a legal entity, and therefore does not and cannot issue stock. Consequently, holders of a series of tracking stock have no specific rights to assets allocated to the corresponding division. Genzyme Corporation continues to hold title to all of the assets allocated to each division and is responsible for all of its liabilities, regardless of what it deems for financial statement presentation purposes as allocated to any division. Holders of each tracking stock, as common stockholders, are therefore subject to the risks of investing in the businesses, assets and liabilities of Genzyme as a whole. For instance, the assets allocated to each division are subject to company-wide claims of creditors, product liability plaintiffs and stockholder litigation. Also, in the event of a Genzyme liquidation, insolvency or similar event, holders of each tracking stock would only have the rights of common stock holders in the combined assets of Genzyme.

PURCHASE ACCOUNTING

     Genzyme has prepared the unaudited pro forma financial information using the purchase method of accounting for all five acquisitions. Genzyme expects to have reorganization and restructuring expenses as well as potential operating efficiencies as a result of the acquisitions of Wyntek and Focal. The unaudited pro forma financial statements and related notes do not reflect these potential expenses and efficiencies.

     In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, or SFAS, No. 141, "Business Combination" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations be accounted for under the purchase method only and that certain acquired intangible assets in a business combination be recognized as assets apart from goodwill. SFAS No. 142 requires that ratable amortization of goodwill and certain intangible assets be replaced with periodic tests of the goodwill's impairment and that other intangible assets be amortized over their useful lives. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001 and for all business combinations accounted for by the purchase method for which the date of acquisition is after June 30, 2001. The provisions of SFAS No. 142 will be effective for fiscal years beginning after December 15, 2001, and will thus be adopted Genzyme, as required, in fiscal year 2002. Accordingly, because the provision of SFAS No. 141 and SFAS No. 142 will apply to Genzyme's acquisition of Novazyme, there is no pro forma adjustment to the statements of operations of Genzyme or Genzyme General for amortization of goodwill or acquired unpatented technology for the year ended December 31, 2000 and for the six months ended June 30, 2001 resulting from the acquisition of Novazyme.

     These unaudited pro forma statements of operations are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the transactions been completed on the assumed date or the results which may be obtained in the future. The unaudited pro forma statements of operations and balance sheets should be read in conjunction with Genzyme's historical consolidated financial statements, including the notes thereto, and the consolidated financial statements, including the notes thereto, of each of GelTex, Biomatrix, Wyntek, Focal and Novazyme. Genzyme's financial statements are included in its quarterly report on Form 10-Q for the quarter ended June 30, 2001 filed with the SEC on August 14, 2001 and its annual report on Form 10-K for the year ended December 31, 2000 filed with the SEC on April 2, 2001. GelTex's financial statements are included in its quarterly report on Form 10-Q for the quarter ended September 30, 2000 filed with the SEC on November 14, 2000 and its annual report on Form 10-K for the year ended December 31, 1999 filed with the SEC on March 30, 2000, as amended on November 7, 2000. Biomatrix's financial statements are included in its quarterly report on Form 10-Q for the quarter ended September 30, 2000 filed with the SEC on November 14, 2000 and its annual report on Form 10-K for the year ended December 31, 1999 filed with the SEC on March 30, 2000, as amended on April 26, 2000 and October 26, 2000. Wyntek's financial statements are included in Genzyme's current report on Form 8-K filed with the SEC on May 18, 2001. Focal's financial statements are included in its annual report on Form 10-K for the year ended December 31, 2000 filed with the SEC on April 2, 2001, as amended on April 30, 2001 and its quarterly report on Form 10-Q for the quarter ended March 31, 2001 filed with the SEC on May 9, 2001. Novazyme's financial statements are included Genzyme's current report on Form 8-K filed with the SEC on September 7, 2001.

                      GENZYME CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                HISTORICAL
                                                  GENZYME
                                               CORPORATION
                                                   AND       HISTORICAL   PRO FORMA    FOOTNOTE     HISTORICAL  PRO FORMA   FOOTNOTE
                                              SUBSIDIARIES    GELTEX     ADJUSTMENTS  REFERENCE     BIOMATRIX  ADJUSTMENTS REFERENCE
Revenues:
  Net product sales......................       811,897       $    -       $6,166         G1        $65,401    $    -
  Net service sales......................        84,482            -            -                         -         -
  Collaborative research and development
   revenue...............................             -        5,409       (5,409)        G2              -         -
  Income from licenses, royalties,
   research contracts and grants.........             -            -            -                    10,221         -
  Revenues from research and development
   contracts:
   Related parties.......................           509            -            -                         -         -
   Other.................................         6,432       36,585           15         G1              -         -
                                              ---------     --------     --------                 ---------   -------
    Total revenues.......................       903,320       41,994          772                    75,622         -
                                              ---------     --------     --------                 ---------   -------

Operating costs and expenses:
  Cost of products sold..................       232,383            -        8,156         G3
                                                      -            -        6,471         G1         20,395    11,330      B1
                                                                                                          -         -
  Cost of services sold..................        50,177            -            -                         -         -
  Selling, general and administrative....       264,551       11,729        5,870         G1                               B1
                                                                            1,671         G3                               B1
                                                                            1,761         G3         33,576        21
                                                                                                                 (105)
  Collaborative joint venture project
   costs.................................             -        5,409       (5,409)        G2              -         -
  Research and development (including
   research and development relating to
   contracts) ...........................       169,478       33,727        7,042         G3
                                                                            4,568         G1         10,184
  Amortization of intangibles............        22,974            -       59,876       G1,G4             -    35,617      B2
  Purchase of in-process research and
   development...........................       200,191            -     (118,048)        G5              -   (82,143)     B3
  Charge for impaired assets.............         4,321            -            -                         -         -
                                              ---------     --------     --------                 ---------   -------
    Total operating costs and expenses...       944,075       50,865      (28,042)                   64,155   (35,280)
                                              ---------     --------     --------                 ---------   -------
Operating income (loss)..................       (40,755)      (8,871)      28,814                    11,467    35,280
                                              ---------     --------     --------                 ---------   -------

Other income (expenses):
  Equity in net loss of unconsolidated
   affiliates............................       (44,965)       1,582        8,277         G1              -         -
                                                      -            -        1,812         G1              -         -
                                                      -            -       (1,582)        G1              -         -
  Gain on affiliate sale of stock........        22,689            -            -                         -         -
  Gain (loss) on sale of investment in
   equity securities.....................        23,173            -            -                         -         -
  Minority interest in net loss of
   subsidiary............................         4,625            -            -                         -         -
  Charge for impaired investments........        (7,300)           -            -                         -         -
  Other..................................         5,188            -            -                      (301)        -
  Investment income......................        45,593        6,942      (18,923)        G6          3,402    (2,738)     B4
  Interest expense.......................       (15,710)        (697)         269         G6
                                                                          (10,781)        G6           (975)  (14,375)     B4
                                              ---------     --------     --------                 ---------   -------
    Total other income (expenses)........        33,293        7,827      (20,928)                    2,126   (17,113)
                                              ---------     --------     --------                 ---------   -------

Income (loss) before income taxes........        (7,462)      (1,044)       7,886                    13,593    18,167
(Provision for) benefit from income taxes       (55,478)           -       27,824         G7         (6,513)   19,661      B5
                                              ---------     --------     --------                 ---------   -------
Net income (loss) from continuing
  operations.............................      $(62,940)     $(1,044)     $35,710                    $7,080   $37,828
                                              =========     ========     ========                 =========   =======

                                           HISTORICAL  PRO FORMA   FOOTNOTE   HISTORICAL   PRO FORMA   FOOTNOTE
                                             WYNTEK   ADJUSTMENTS  REFERENCE    FOCAL     ADJUSTMENTS  REFERENCE
Revenues:
  Net product sales......................     $17,546   $    -                 $1,721       $(1,454)      F1
  Net service sales......................          -         -                      -             -
  Collaborative research and development
   revenue...............................          -         -                    874          (874)      F2
  Income from licenses, royalties,
   research contracts and grants.........          -         -                      -             -
  Revenues from research and development
   contracts:
   Related parties.......................          -         -                      -             -
   Other.................................          -         -                      -             -
                                            ---------  -------                -------      --------
    Total revenues.......................      17,546        -                  2,595        (2,328)
                                            ---------  -------                -------      --------

Operating costs and expenses:
  Cost of products sold..................
                                                8,457      232       W1         2,842        (1,230)      F1
                                                    -        -                      -         4,536       F3
  Cost of services sold..................           -        -                      -             -
  Selling, general and administrative....


                                                1,557        -                  6,000             -
  Collaborative joint venture project
   costs.................................           -        -                      -             -
  Research and development (including
   research and development relating to
   contracts) ...........................
                                                1,686        -                  8,112             -
  Amortization of intangibles............           -    6,198       W2             -         1,147      F4
  Purchase of in-process research and
   development...........................           -        -                      -             -
  Charge for impaired assets.............           -        -                      -             -
                                            ---------  -------                -------      --------
    Total operating costs and expenses...      11,700    6,430                 16,954         4,453
                                            ---------  -------                -------      --------

Operating income (loss)..................       5,846   (6,430)               (14,359)       (6,781)
                                            ---------  -------                -------      --------

Other income (expenses):
  Equity in net loss of unconsolidated
   affiliates............................           -        -                      -             -
                                                    -        -                      -             -
                                                    -        -                      -             -
  Gain on affiliate sale of stock........           -        -                      -             -
  Gain (loss) on sale of investment in
   equity securities.....................           -        -                      -             -
  Minority interest in net loss of
   subsidiary............................           -        -                      -             -
  Charge for impaired investments........           -        -                      -         7,300      F1
  Other..................................           -        -                    475             -
  Investment income......................         258   (3,543)      W4           705             -
  Interest expense.......................           -        -                   (298)            -
                                            ---------  -------                -------      --------
    Total other income (expenses)........         258   (3,543)                   882         7,300
                                            ---------  -------                -------      --------

Income (loss) before income taxes........       6,104   (9,973)               (13,477)          519
(Provision for) benefit from income taxes      (2,208)   2,888       W5             -         4,691      F5
                                            ---------  -------                -------      --------
Net income (loss) from continuing
  operations.............................      $3,896  $(7,085)              $(13,477)       $5,210
                                            =========  =======                =======      ========


              See Notes to Unaudited Pro Forma Financial Statements

                      GENZYME CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                              DISPOSITION
                                                  OF                                                     PRO FORMA
                                             50% OWNERSHIP                                                GENZYME
                                              INTEREST IN   FOOTNOTE  HISTORICAL  PRO FORMA  FOOTNOTE  CORPORATION AND
                                               ATIII LLC    REFERENCE  NOVAZYME  ADJUSTMENTS REFERENCE  SUBSIDIARIES
Revenues:
  Net product sales......................       $     -               $    -      $    -              $901,277
  Net service sales......................             -                    -           -                84,482
  Collaborative research and development
   revenue...............................             -                    -           -                     -
  Income from licenses, royalties,
   research contracts and grants.........             -                  250           -                10,471
  Revenues from research and development
   contracts:
   Related parties.......................             -                    -           -                   509
   Other.................................             -                    -           -                43,032
                                                -------               ------      ------               -------
    Total revenues.......................             -                  250           -             1,039,771
                                                -------               ------      ------             ---------

Operating costs and expenses:
  Cost of products sold..................

                                                      -                    -           -               293,572
  Cost of services sold..................             -                    -           -                50,177
  Selling, general and administrative....        (2,927)      A1       1,995         653      N1       326,352
  Collaborative joint venture project
   costs.................................             -                    -           -                     -
  Research and development (including
   research and development relating to
   contracts)............................       (11,862)      A1       2,016         518      N1       225,469
  Amortization of intangibles............             -                    -           -               125,812
  Purchase of in-process research and
   development...........................             -                    -           -                     -
  Charge for impaired assets.............             -                    -           -                 4,321
                                                -------               ------      ------               -------
    Total operating costs and expenses...       (14,789)               4,011       1,171             1,025,703
                                                -------               ------      ------             ---------

Operating income (loss)..................        14,789               (3,761)     (1,171)               14,068
                                                -------               ------      ------               -------

Other income (expenses):
  Equity in net loss of unconsolidated
   affiliates............................             -                    -           -
                                                      -                    -           -
                                                 (2,651)      A2           -           -               (37,527)
  Gain on affiliate sale of stock........             -                    -           -                22,689
  Gain (loss) on sale of investment in
   equity securities.....................             -                    -           -                23,173
  Minority interest in net loss of
   subsidiary............................        (4,625)      A3           -           -                     -
  Charge for impaired investments........             -                    -           -                     -
  Other..................................             -                    -           -                 5,362
  Investment income......................             -                  138           -                31,834
  Interest expense.......................
                                                      -                  (85)          -               (42,652)
                                                -------               ------      ------               -------
    Total other income (expenses)........        (7,276)                  53           -                 2,879
                                                -------               ------      ------               -------

Income (loss) before income taxes........         7,513               (3,708)     (1,171)               16,947
(Provision for) benefit from income taxes        (2,720)      A4           -       1,766      N2       (10,089)
                                                -------               ------      ------               -------
Net income (loss) from continuing
  operations.............................       $ 4,793               $(3,708)    $  595               $ 6,858
                                                =======               =======     ======               =======


              See Notes to Unaudited Pro Forma Financial Statements

                      GENZYME CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                HISTORICAL
                                                  GENZYME
                                               CORPORATION
                                                   AND       HISTORICAL   PRO FORMA    FOOTNOTE     HISTORICAL  PRO FORMA   FOOTNOTE
                                              SUBSIDIARIES    GELTEX     ADJUSTMENTS  REFERENCE     BIOMATRIX  ADJUSTMENTS REFERENCE
NET INCOME (LOSS) PER SHARE:
ALLOCATED TO GENZYME GENERAL STOCK:
  Genzyme General net income from
   continuing operations................       $85,956                     $34,666        G8                     $    -
  Tax benefit allocated from Genzyme
   Biosurgery............................       28,023                           -                                 (352)       B6
  Tax benefit allocated from Genzyme
   Molecular Oncology....................        7,476                           -                                    -
                                              --------                   ---------                              -------
  Net income allocated to Genzyme
   General Stock.........................     $121,455                     $34,666                               $ (352)
                                              ========                   =========                              =======
  Net income per share allocated to
   Genzyme General Stock:
   Basic.................................     $   0.71
                                              ========
   Diluted...............................     $   0.68
                                              ========
  Weighted average shares outstanding:
   Basic.................................      172,263
                                              ========
   Diluted...............................      179,366
                                              ========

ALLOCATED TO BIOSURGERY STOCK:
  Genzyme Biosurgery net loss............     $(87,636)                                                        $(42,821)       B7
  Allocated tax benefit..................          448                                                           13,500        B8
                                              --------                                                         --------
  Net loss allocated to Biosurgery Stock.     $(87,188)                                                        $(29,321)
                                              ========                                                         ========
  Net loss per share of Biosurgery Stock
   - basic and diluted...................     $  (2.40)
                                              ========
  Weighted average shares outstanding....       36,359
                                              ========

ALLOCATED TO MOLECULAR ONCOLOGY STOCK:
  Net loss...............................     $(23,096)
                                              ========
  Net loss per share of Molecular
   Oncology Stock - basic and diluted....     $  (1.60)
                                              ========
  Weighted average shares outstanding....       14,446
                                              ========

ALLOCATED TO SURGICAL PRODUCTS STOCK:
  Net loss...............................     $(54,748)                                                         $54,748        B7
                                              ========                                                          =======
  Net loss per share of Surgical
   Products Stock - basic and diluted....     $  (3.67)                                                         $  3.67        B9
                                              ========                                                          =======
  Weighted average shares outstanding....       14,900                                                          (14,900)       B9
                                              ========                                                          =======

ALLOCATED TO TISSUE REPAIR STOCK:
  Net loss...............................     $(19,833)                                                         $19,833        B7
                                              ========                                                          =======
  Net loss per share of Tissue Repair
   Stock - basic and diluted.............     $  (0.69)                                                         $  0.69        B9
                                              ========                                                          =======
  Weighted average shares outstanding....       28,716                                                          (28,716)       B9
                                              ========                                                          =======


                                           HISTORICAL  PRO FORMA   FOOTNOTE   HISTORICAL   PRO FORMA   FOOTNOTE
                                             WYNTEK    ADJUSTMENTS REFERENCE     FOCAL    ADJUSTMENTS  REFERENCE
NET INCOME (LOSS) PER SHARE:
ALLOCATED TO GENZYME GENERAL STOCK:
  Genzyme General net income from
   continuing operations................                $ (3,189)     W6                   $      -
  Tax benefit allocated from Genzyme
   Biosurgery............................                      -                              4,691         F6
  Tax benefit allocated from Genzyme
   Molecular Oncology....................                      -                                  -
                                                        --------                           --------
  Net income allocated to Genzyme
   General Stock.........................               $ (3,189)                          $  4,691
                                                        ========                           ========
  Net income per share allocated to
   Genzyme General Stock:
   Basic.................................

   Diluted...............................

  Weighted average shares outstanding:
   Basic.................................

   Diluted...............................


ALLOCATED TO BIOSURGERY STOCK:
  Genzyme Biosurgery net loss............                                                  $(12,958)       F7
  Allocated tax benefit..................                                                         -
                                                                                           --------
  Net loss allocated to Biosurgery Stock.                                                  $(12,598)
                                                                                           ========
  Net loss per share of Biosurgery Stock
   - basic and diluted...................

  Weighted average shares outstanding....


ALLOCATED TO MOLECULAR ONCOLOGY STOCK:
  Net loss...............................

  Net loss per share of Molecular
   Oncology Stock - basic and diluted....

  Weighted average shares outstanding....


ALLOCATED TO SURGICAL PRODUCTS STOCK:
  Net loss...............................

  Net loss per share of Surgical
   Products Stock - basic and diluted....

  Weighted average shares outstanding....


ALLOCATED TO TISSUE REPAIR STOCK:
  Net loss...............................

  Net loss per share of Tissue Repair
   Stock - basic and diluted.............

  Weighted average shares outstanding....



              See Notes to Unaudited Pro Forma Financial Statements

                      GENZYME CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                              DISPOSITION
                                                  OF                                                     PRO FORMA
                                             50% OWNERSHIP                                                GENZYME
                                              INTEREST IN   FOOTNOTE  HISTORICAL  PRO FORMA  FOOTNOTE  CORPORATION AND
                                               ATIII LLC    REFERENCE  NOVAZYME  ADJUSTMENTS REFERENCE  SUBSIDIARIES

NET INCOME (LOSS) PER SHARE:
ALLOCATED TO GENZYME GENERAL STOCK:
  Genzyme General net income from
   continuing operations................        $ 4,793         A3                $(3,113)    N3     $119,113
  Tax benefit allocated from Genzyme
   Biosurgery............................             -                                -               32,362
  Tax benefit allocated from Genzyme
   Molecular Oncology....................             -                                -                7,476
                                                -------                           ------              -------
  Net income allocated to Genzyme
   General Stock.........................       $ 4,793                          $(3,113)            $158,951
                                                =======                          =======             ========
  Net income per share allocated to
   Genzyme General Stock:
   Basic.................................                                                            $   0.84
                                                                                                     ========
   Diluted...............................                                                            $   0.80
                                                                                                     ========
  Weighted average shares outstanding:
   Basic.................................                                                             189,287
                                                                                                     ========
   Diluted...............................                                                             210,276
                                                                                                     ========

ALLOCATED TO BIOSURGERY STOCK:
  Genzyme Biosurgery net loss............                                                           $(143,415)
  Allocated tax benefit..................                                                              13,948
                                                                                                     --------
  Net loss allocated to Biosurgery Stock.                                                           $(129,467)
                                                                                                    =========
  Net loss per share of Biosurgery Stock
   - basic and diluted...................                                                           $   (3.37)
                                                                                                    =========
  Weighted average shares outstanding....                                                              38,439
                                                                                                    =========

ALLOCATED TO MOLECULAR ONCOLOGY STOCK:
  Net loss...............................                                                           $ (23,096)
                                                                                                    =========
  Net loss per share of Molecular
   Oncology Stock - basic and diluted....                                                           $   (1.60)
                                                                                                    =========
  Weighted average shares outstanding....                                                              14,446
                                                                                                    =========

ALLOCATED TO SURGICAL PRODUCTS STOCK:
  Net loss...............................                                                           $       -
                                                                                                    =========
  Net loss per share of Surgical
   Products Stock - basic and diluted....                                                           $       -
                                                                                                    =========
  Weighted average shares outstanding....                                                                   -
                                                                                                    =========

ALLOCATED TO TISSUE REPAIR STOCK:
  Net loss...............................                                                           $       -
                                                                                                    =========
  Net loss per share of Tissue Repair
   Stock - basic and diluted.............                                                           $       -
                                                                                                    =========
  Weighted average shares outstanding....                                                                   -
                                                                                                    =========


              See Notes to Unaudited Pro Forma Financial Statements

                      GENZYME CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                             HISTORICAL
                                              GENZYME
                                             CORPORATION
                                                AND      HISTORICAL  PRO FORMA  FOOTNOTE HISTORICAL PRO FORMA  FOOTNOTE
                                             SUBSIDIARIES  WYNTEK   ADJUSTMENTS REFERENCE  FOCAL   ADJUSTMENTS REFERENCE
Revenues:
  Net product sales.....................       $524,303   $8,412    $    -                $1,050    $ (903)     F1
  Net service sales.....................         47,995        -         -                     -        -
  Collaborative research and
   development revenue..................              -        -         -                   469      (469)     F2
  Revenues from research and
   development contracts:
  Related parties.......................          1,632        -         -                     -         -
  Other.................................          4,972        -         -                     -         -
                                               --------   ------    ------              --------    ------
   Total revenues.......................        578,902    8,412         -                 1,519    (1,372)
                                               --------   ------    ------              --------    ------

Operating costs and expenses:
  Cost of products sold.................        156,132    3,224         -                 1,520      (634)     F1
  Cost of services sold.................         26,849        -         -                     -         -
  Selling, general and administrative...        194,780    1,438         -                 3,330         -
  Research and development (including
   research and development relating to
   contracts)...........................        119,524      759         -                 2,820         -
  Amortization of intangibles...........         59,165        -     2,583      W2             -       575      F4
  Purchase of in-process research and
   development..........................          8,768        -    (8,768)     W3             -         -
                                               --------   ------    ------              --------    ------
   Total operating costs and expenses...        565,218    5,421    (6,185)                7,670       (59)
                                               --------   ------    ------              --------    ------

Operating income (loss).................         13,684    2,991     6,185                (6,151)   (1,313)
                                               --------   ------    ------              --------    ------

Other income (expenses):
  Equity in net loss of unconsolidated
   affiliates...........................        (20,811)       -         -                     -     1,316      F1
  Gain (loss) on sale of investments in
   equity securities....................         (1,532)       -         -                     -         -
  Minority interest in net loss of
   subsidiary...........................          1,999        -         -                     -         -
  Other.................................         (3,843)  (7,729)        -                    10         -
  Investment income.....................         22,641      108    (1,476)     W4           119         -
  Interest expense......................        (22,136)       -         -                     -
                                               --------   ------    ------              --------    ------
   Total other income (expenses)........        (23,682)  (7,621)   (1,476)                  129     1,316
                                               --------   ------    ------              --------    ------

Income (loss) before income taxes.......         (9,998)  (4,630)    4,709                (6,022)        3
(Provision for) benefit from income
  taxes.................................          2,734    1,692     1,177      W5             -     2,197      F5
                                               --------   ------    ------              --------    ------
Net income (loss) from continuing
  operations............................       $ (7,264) $(2,938)   $5,886               $(6,022)   $2,200
                                               ========   ======    ======              ========    ======



                                              DISPOSITION                                             PRO FORMA
                                                 OF 50%                                                GENZYME
                                               OWNERSHIP                                             CORPORATION
                                              INTEREST IN  FOOTNOTE  HISTORICAL  PRO FORMA  FOOTNOTE      AND
                                              ATIII LLC   REFERENCE  NOVAZYME   ADJUSTMENTS REFERENCE SUBSIDIARIES
Revenues:
  Net product sales.....................        $      -               $    -    $    -              $532,862
  Net service sales.....................               -                    -         -                47,995
  Collaborative research and
   development revenue..................               -                    -         -                     -
  Revenues from research and
   development contracts:
  Related parties.......................               -                    -         -                 1,632
  Other.................................               -                    -         -                 4,972
                                                --------               ------    ------              --------
   Total revenues.......................               -                    -         -               587,461
                                                --------               ------    ------              --------

Operating costs and expenses:
  Cost of products sold.................               -                    -         -               160,242
  Cost of services sold.................               -                    -         -                26,849
  Selling, general and administrative...          (1,267)     A1        6,611       326     N1        205,218
  Research and development (including
   research and development relating to
   contracts)...........................          (2,730)     A1        5,282       259     N1        125,914
  Amortization of intangibles...........               -                    -         -                62,323
  Purchase of in-process research and
   development..........................               -                    -         -                     -
                                                --------               ------    ------               -------
   Total operating costs and expenses...          (3,997)              11,893       585               580,546
                                                --------               ------    ------               -------

Operating income (loss).................           3,997              (11,893)     (585)                6,915
                                                --------              -------    ------               -------

Other income (expenses):
  Equity in net loss of unconsolidated
   affiliates...........................            (513)     A2            -         -               (20,008)
  Gain (loss) on sale of investments in
   equity securities....................               -                    -         -                (1,532)
  Minority interest in net loss of
   subsidiary...........................          (1,999)     A3            -         -                     -
  Other.................................               -                    -         -               (11,562)
  Investment income.....................               -                  146         -                21,538
  Interest expense......................               -                  (78)        -               (22,214)
                                                --------               ------    ------               -------
   Total other income (expenses)........          (2,512)                  68         -               (33,778)
                                                --------               ------    ------               -------

Income (loss) before income taxes.......           1,485              (11,825)     (585)              (26,863)
(Provision for) benefit from income
  taxes.................................            (542)     A4            -     4,530     N2         11,788
                                                --------               ------    ------              -------
Net income (loss) from continuing
  operations............................        $    943             $(11,825)   $3,945              $(15,075)
                                                ========              =======    ======              ========


              See Notes to Unaudited Pro Forma Financial Statements

                      GENZYME CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                             HISTORICAL
                                              GENZYME
                                             CORPORATION
                                                AND      HISTORICAL  PRO FORMA  FOOTNOTE HISTORICAL PRO FORMA  FOOTNOTE
                                             SUBSIDIARIES  WYNTEK   ADJUSTMENTS REFERENCE  FOCAL   ADJUSTMENTS REFERENCE

NET INCOME (LOSS) PER SHARE:
ALLOCATED TO GENZYME GENERAL STOCK:
  Genzyme General net income from
   continuing operations................       $46,863              $2,948      W6                $    -
  Tax benefit allocated from Genzyme
   Biosurgery...........................        17,743                   -                         2,197         F6
  Tax benefit allocated from Genzyme
   Molecular Oncology...................         6,680                   -                             -
                                               -------              ------                        ------
  Net income allocated to Genzyme
   General Stock........................       $71,286              $2,948                        $2,197
                                               =======              ======                        ======

  Net income per share allocated to
   Genzyme General Stock
   Basic................................       $  0.37
                                               =======
   Diluted..............................       $  0.35
                                               =======

  Weighted average shares outstanding:
   Basic................................       194,086
                                               =======
   Diluted..............................       203,290
                                               =======

ALLOCATED TO BIOSURGERY STOCK:
  Net loss..............................      $(72,935)                                          $(6,019)     F7
  Allocated tax benefit.................         8,990                                                 -
                                              --------                                           -------
  Net loss allocated to Biosurgery Stock      $(63,945)                                          $(6,019)
                                              ========                                           =======
  Net loss per share of Biosurgery
   Stock-basic and diluted..............       $ (1.75)
                                              ========
  Weighted average shares outstanding...        36,531
                                              ========

ALLOCATED TO MOLECULAR ONCOLOGY STOCK:
  Net loss..............................      $(14,605)
                                              ========
  Net loss per share of Molecular
   Oncology Stock-basic and diluted.....       $ (0.91)
                                              ========
  Weighted average shares outstanding...        15,998
                                              ========



                                              DISPOSITION                                             PRO FORMA
                                                 OF 50%                                                GENZYME
                                               OWNERSHIP                                             CORPORATION
                                              INTEREST IN  FOOTNOTE  HISTORICAL  PRO FORMA  FOOTNOTE      AND
                                              ATIII LLC   REFERENCE   NOVAZYME  ADJUSTMENTS REFERENCE SUBSIDIARIES

NET INCOME (LOSS) PER SHARE:
ALLOCATED TO GENZYME GENERAL STOCK:
  Genzyme General net income from
   continuing operations................         $    943      A3                 $(7,880)   N4       $42,874
  Tax benefit allocated from Genzyme
   Biosurgery...........................                -                               -              19,940
  Tax benefit allocated from Genzyme
   Molecular Oncology...................                -                               -               6,680
                                                 --------                         -------             -------
  Net income allocated to Genzyme
   General Stock........................         $    943                         $(7,880)            $69,494
                                                 ========                         =======             =======

  Net income per share allocated to
   Genzyme General Stock
   Basic................................                                                              $  0.35
                                                                                                      =======
   Diluted..............................                                                              $  0.34
                                                                                                      =======

  Weighted average shares outstanding:
   Basic................................                                                              196,101
                                                                                                      =======
   Diluted..............................                                                              205,305
                                                                                                      =======

ALLOCATED TO BIOSURGERY STOCK:
  Net loss..............................                                                             $(78,954)
  Allocated tax benefit.................                                                                8,990
                                                                                                     --------
  Net loss allocated to Biosurgery Stock                                                             $(69,964)
                                                                                                     ========
  Net loss per share of Biosurgery
   Stock-basic and diluted..............                                                             $  (1.81)
                                                                                                     ========
  Weighted average shares outstanding...                                                               38,605
                                                                                                     ========

ALLOCATED TO MOLECULAR ONCOLOGY STOCK:
  Net loss..............................                                                             $(14,605)
                                                                                                     =========
  Net loss per share of Molecular
   Oncology Stock-basic and diluted.....                                                             $  (0.91)
                                                                                                     =========
  Weighted average shares outstanding...                                                               15,998
                                                                                                     =========




              See Notes to Unaudited Pro Forma Financial Statements

                      GENZYME CORPORATION AND SUBSIDIARIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               AS OF JUNE 30, 2001
                             (AMOUNTS IN THOUSANDS)


                                             HISTORICAL   DISPOSITION                                            PRO FORMA
                                               GENZYME       OF 50%                                               GENZYME
                                             CORPORATION   OWNERSHIP                                            CORPORATION
                                                 AND      INTEREST IN  FOOTNOTE  HISTORICAL PRO FORMA  FOOTNOTE      AND
                                             SUBSIDIARIES  ATIII LLC   REFERENCE NOVAZYME  ADJUSTMENTS REFERENCE SUBSIDIARIES
ASSETS
  Current assets:
   Cash and cash equivalents............      $439,304    $     (64)     A5       $5,506    $    -               $444,746
   Short-term investments...............        98,834            -                    -         -                 98,834
   Accounts receivable, net.............       238,204            -                    -         -                238,204
   Inventories..........................       166,146            -                    -         -                166,146
   Prepaid expenses and other current
    assets..............................        44,627        1,022      A5           36         -                 45,685
   Deferred tax assets -current.........        47,021            -                    -         -                 47,021
                                           -----------   ----------            ---------   -------            -----------
    Total current assets................     1,034,136          958                5,542         -              1,040,636

  Property, plant and equipment, net....       553,358         (163)     A5        4,070         -                557,265
  Long-term investments.................       456,036            -                    -         -                456,036
  Notes receivable -related party.......        10,327            -                    -         -                 10,327
  Intangibles, net......................     1,573,563            -                   18    46,037      N4      1,619,618
  Investments in equity securities......       116,599            -                    -         -                116,599
  Other noncurrent assets...............        52,817          232      A5
                                                               (296)     A6           48         -                 52,801
                                           -----------   ----------            ---------   -------            -----------
    Total assets........................    $3,796,836     $    731               $9,678   $46,037             $3,853,282
                                           ===========   ==========            =========   =======            ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
   Accounts payable.....................       $33,543     $      -               $  907    $    -               $ 34,450
   Accrued expenses.....................       139,375         (342)     A5          138       879      N5        140,050
   Income taxes payable.................        51,687            -                    -         -                 51,687
   Deferred revenue.....................         3,044            -                    -         -                  3,044
   Current portion of long-term debt
    and capital lease obligations ......        20,435            -                   88         -                 20,523
                                           -----------   ----------            ---------   -------            -----------
    Total current liabilities...........       248,084         (342)               1,133       879                249,754

   Long-term debt and capital lease
    obligations.........................       230,674            -                1,516         -                232,190
   Convertible notes and debentures.....       609,210            -                  585      (585)     N6        609,210
   Deferred tax liabilities.............       225,144            -                    -     4,023      N4        229,167
   Other  noncurrent liabilities........         7,672            -                    -         -                  7,672
                                           -----------   ----------            ---------   -------            -----------
    Total liabilities...................     1,320,784         (342)               3,234     4,317              1,327,993

  Series A Redeemable convertible,
   cumulative, participating preferred
   stock................................             -            -               10,021   (10,021)     N6              -
  Series B Redeemable convertible,
   cumulative, participating preferred
   stock................................             -            -                8,349    (8,349)     N6              -



  Stockholders' equity:
   Genzyme General Stock, $0.01 par
    value...............................         2,074            -                    -        20      N4          2,094
   Biosurgery Stock, $0.01 par value....           394            -                    -         -      N4            394
   Molecular Oncology Stock, $0.01 par
    value...............................           167            -                    -         -                    167
   Treasury Stock -Genzyme General -at
    cost................................          (901)           -                    -         -                   (901)
   Additional paid-in capital -Genzyme
    General Stock.......................     2,006,823           17      A5            -   113,978      N4
                                                                                            15,989      N4
                                                                                             8,989      N4      2,145,796
   Additional paid-in capital
    -Biosurgery Stock...................       448,588            -                    -         -                448,588
   Additional paid-in capital
    -Molecular Oncology Stock...........        61,759            -                    -         -                 61,759
   Deferred compensation................        (4,905)           -                    -    (3,512)     N4         (8,417)
   Notes receivable from stockholders...       (11,682)           -                    -         -                (11,682)
   Retained earnings (accumulated
    deficit)............................        (8,835)       1,352      A5            -
                                                               (296)     A6                (87,300)     N4        (95,079)
   Accumulated other comprehensive
    income (loss).......................       (17,430)                                -                          (17,430)
   Novazyme Pharmaceuticals, Inc.
    common stock........................             -            -                   14       (14)     N7              -
   Novazyme Pharmaceuticals, Inc.
    additional paid-in capital..........             -            -                4,564    (4,564)     N7              -
   Novazyme Pharmaceuticals, Inc.
    accumulated deficit.................             -            -              (16,504)   16,504      N7              -
                                           -----------   ----------            ---------   -------            -----------
   Total stockholders' equity...........     2,476,052        1,073              (11,926)   60,090              2,525,289
                                           -----------   ----------            ---------   -------            -----------
    Total liabilities and stockholders'
     equity.............................    $3,796,836     $    731               $9,678   $46,037             $3,853,282
                                           ===========   ==========            =========   =======            ===========



              See Notes to Unaudited Pro Forma Financial Statements

                                 GENZYME GENERAL
                        A DIVISION OF GENZYME CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                             (AMOUNTS IN THOUSANDS)


                                              HISTORICAL
                                               GENZYME    HISTORICAL PRO FORMA   FOOTNOTE  HISTORICAL  PRO FORMA   FOOTNOTE
                                               GENERAL      GELTEX   ADJUSTMENTS REFERENCE   WYNTEK   ADJUSTMENTS  REFERENCE
                                             ------------ ---------- ----------- --------- ---------- -----------  ---------
Revenues:
  Net product sales.....................     $690,027       $    -     $6,166       G1      $17,546      $    -
  Net service sales.....................       61,161            -          -                     -           -
  Collaborative joint venture project
   reimbursement........................            -        5,409     (5,409)      G2            -           -
  Grant revenue.........................
  Revenues from research and
   development contracts:
   Related parties......................          509            -          -                     -           -
   Other................................          786       36,585         15       G1            -           -
                                               ------       ------     ------                ------      ------
    Total revenues......................      752,483       41,994        772                17,546           -
                                              -------       ------     ------                ------      ------

Operating costs and expenses:
  Cost of products sold.................      162,894            -      8,156       G3
                                                                        6,471       G1        8,457         232      W1
  Cost of services sold.................       37,879            -          -                     -           -
  Selling, general and administrative...      166,462       11,729      5,870       G1
                                                                        1,671       G3
                                                                        1,761       G3        1,557           -
  Collaborative joint venture project
   costs................................            -        5,409     (5,409)      G2            -           -
  Research and development (including
   research and development relating to
   contracts)...........................      112,792       33,727      7,042       G3
                                                                        4,568       G1        1,686           -
  Amortization of intangibles...........       10,928            -     59,876     G1,G4           -       6,198      W2
  Purchase of in-process research and
   development..........................      118,048            -   (118,048)      G5            -           -
                                              -------       ------   --------                ------      ------
    Total operating costs and expenses..      609,003       50,865    (28,042)               11,700       6,430
                                              -------       ------    -------                ------      ------

Operating income (loss).................      143,480       (8,871)    28,814                 5,846      (6,430)
                                              -------       ------     ------                ------      ------

Other income (expenses):
  Equity in net loss of unconsolidated
   affiliates...........................      (44,965)       1,582      8,277       G1
                                                                        1,812       G1
                                                                       (1,582)      G1            -           -
  Gain on affiliate sale of stock.......       22,689            -          -                     -           -
  Gain (loss) on sale of investment in
   equity securities....................       23,173            -          -                     -           -
  Minority interest in net loss of
   subsidiary...........................        4,625            -          -                     -           -
  Other.................................        5,203            -          -                     -           -
  Investment income.....................       38,549        6,942    (18,923)      G6          258      (3,543)     W4
  Interest expense......................      (14,159)        (697)       269       G6
                                                                      (10,781)      G6            -           -
                                               ------       ------    -------                ------      ------
    Total other income (expenses).......       35,115        7,827    (20,928)                  258      (3,543)
                                               ------       ------    -------                ------      ------

Income (loss) before income taxes.......      178,595       (1,044)     7,886                 6,104      (9,973)
(Provision for) benefit from income
taxes...................................      (92,639)           -     27,824       G7       (2,208)      2,888      W5
                                               -------      ------     ------                ------      ------
Division net income (loss)..............      $85,956      $(1,044)   $35,710                $3,896     $(7,085)
                                              =======       =======   =======                ======     =======




                                            DISPOSITION
                                              OF 50%
                                             OWNERSHIP                                               PRO FORMA
                                            INTEREST IN  FOOTNOTE  HISTORICAL PRO FORMA   FOOTNOTE    GENZYME
                                             ATIII LLC   REFERENCE  NOVAZYME  ADJUSTMENTS REFERENCE   GENERAL
                                            -----------  --------- ---------- ----------- ---------  ---------
Revenues:
  Net product sales.....................     $      -               $    -     $    -               $713,739
  Net service sales.....................            -                    -          -                 61,161
  Collaborative joint venture project
   reimbursement........................            -                    -          -                      -
  Grant revenue.........................                               250                               250
  Revenues from research and
   development contracts:
   Related parties......................            -                    -          -                    509
   Other................................            -                    -          -                 37,386
                                             --------               ------     ------                -------
    Total revenues......................            -                  250          -                813,045
                                             --------               ------     ------                -------

Operating costs and expenses:
  Cost of products sold.................
                                                    -                    -          -                186,210
  Cost of services sold.................            -                    -          -                 37,879
  Selling, general and administrative...

                                               (2,927)     A1        1,995        653      N1        188,771
  Collaborative joint venture project
   costs................................            -                    -          -                      -
  Research and development (including
   research and development relating to
   contracts)...........................
                                              (11,862)     A1        2,016        518      N1        150,487
  Amortization of intangibles...........            -                    -          -                 77,002
  Purchase of in-process research and
   development..........................            -                    -          -                      -
                                             --------               ------     ------                -------
    Total operating costs and expenses..      (14,789)               4,011      1,171                640,349
                                             --------               ------     ------                -------

Operating income (loss).................       14,789               (3,761)    (1,171)               172,696
                                             --------               ------     ------                -------

Other income (expenses):
  Equity in net loss of unconsolidated
   affiliates...........................

                                               (2,651)     A2            -          -                (37,527)
  Gain on affiliate sale of stock.......            -                    -          -                 22,689
  Gain (loss) on sale of investment in
   equity securities....................            -                    -          -                 23,173
  Minority interest in net loss of
   subsidiary...........................       (4,625)     A3            -          -                      -
  Other.................................            -                    -          -                  5,203
  Investment income.....................            -                  138          -                 23,421
  Interest expense......................
                                                    -                  (85)         -                (25,453)
                                             --------               ------     ------                --------
    Total other income (expenses).......       (7,276)                  53          -                 11,506
                                             --------               ------     ------                -------

Income (loss) before income taxes.......        7,513               (3,708)    (1,171)               184,202
(Provision for) benefit from income
taxes...................................       (2,720)     A4            -      1,766      N2        (65,089)
                                             --------               ------     ------                -------
Division net income (loss)..............     $  4,793              $(3,708)    $  595               $119,113
                                             ========              =======     ======               ========


              See Notes to Unaudited Pro Forma Financial Statements

                                 GENZYME GENERAL
                        A DIVISION OF GENZYME CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                             (AMOUNTS IN THOUSANDS)




                                             HISTORICAL
                                              GENZYME   HISTORICAL   PRO FORMA   FOOTNOTE
                                              GENERAL    WYNTEK     ADJUSTMENTS  REFERENCE
                                             ---------- ----------  -----------  ---------
Revenues:
  Net product sales.....................     $421,246     $8,412      $    -
  Net service sales.....................       36,537          -           -
  Revenues from research and
   development contracts:
   Related parties......................        1,632          -           -
   Other................................        2,276          -           -
                                             ---------- ----------  -----------  ---------
    Total revenues......................      461,691      8,412           -
                                             ---------- ----------  -----------  ---------

Operating costs and expenses:
  Cost of products sold.................       95,363      3,224           -
  Cost of services sold.................       20,901          -           -
  Selling, general and administrative...      125,089      1,438           -
  Research and development (including
   research and development relating to
   contracts)...........................       82,591        759           -
  Amortization of intangibles...........       35,852          -       2,583        W2
  Purchase of in-process research and
   development..........................        8,768          -      (8,768)       W3
                                             ---------- ----------  -----------  ---------
    Total operating costs and expenses..      368,564      5,421      (6,185)
                                             ---------- ----------  -----------  ---------

Operating income (loss).................       93,127      2,991       6,185
                                             ---------- ----------  -----------  ---------

Other income (expenses):
  Equity in net loss of unconsolidated
   affiliates...........................      (19,495)         -           -
  Gain (loss) on sale of investment in
   equity securities....................       (1,532)         -           -
  Minority interest in net loss of
   subsidiary...........................        1,999          -           -
  Other.................................       (3,888)    (7,729)          -
  Investment income.....................       21,011        108      (1,476)       W4
  Interest expense......................      (13,680)         -           -
                                             ---------- ----------  -----------  ---------
    Total other income (expenses).......      (15,585)    (7,621)     (1,476)
                                             ---------- ----------  -----------  ---------

Income (loss) before income taxes.......       77,542     (4,630)      4,709
(Provision for) benefit from income
  taxes.................................      (30,679)     1,692       1,177        W5
                                             ---------- ----------  -----------  ---------
Division net income (loss) from
  continuing operations.................      $46,863    $(2,938)     $5,886
                                             ========== ==========  ===========  =========




                                           DISPOSITION
                                              OF 50%
                                            OWNERSHIP                                              PRO FORMA
                                           INTEREST IN  FOOTNOTE  HISTORICAL PRO FORMA   FOOTNOTE   GENZYME
                                            ATIII LLC   REFERENCE  NOVAZYME  ADJUSTMENTS REFERENCE  GENERAL
                                           -----------  --------- ---------- ----------- --------- ---------
Revenues:
  Net product sales.....................     $      -               $    -     $    -               $429,658
  Net service sales.....................            -                    -          -                 36,537
  Revenues from research and
   development contracts:
   Related parties......................            -                    -          -                  1,632
   Other................................            -                    -          -                  2,276
                                           -----------  --------- ---------- ----------  --------  ---------
    Total revenues......................            -                    -          -                470,103
                                           -----------  --------- ---------- ----------  --------  ---------

Operating costs and expenses:
  Cost of products sold.................            -                    -          -                 98,587
  Cost of services sold.................            -                    -          -                 20,901
  Selling, general and administrative...       (1,267)     A1        6,611        326      N1        132,197
  Research and development (including
   research and development relating to
   contracts)...........................       (2,730)     A1        5,282        259      N1         86,161
  Amortization of intangibles...........            -                    -          -                 38,435
  Purchase of in-process research and
   development..........................            -                    -          -                      -
                                           -----------  --------- ---------- ----------  --------  ---------
    Total operating costs and expenses..       (3,997)              11,893        585                376,281
                                           -----------  --------- ---------- ----------  --------  ---------

Operating income (loss).................        3,997              (11,893)      (585)                93,822
                                           -----------  --------- ---------- ----------  --------  ---------

Other income (expenses):
  Equity in net loss of unconsolidated
   affiliates...........................         (513)     A2            -          -                (20,008)
  Gain (loss) on sale of investment in
   equity securities....................            -                    -          -                 (1,532)
  Minority interest in net loss of
   subsidiary...........................       (1,999)     A3            -          -                      -
  Other.................................            -                    -          -                (11,617)
  Investment income.....................            -                  146          -                 19,789
  Interest expense......................            -                  (78)         -                (13,758)
                                           -----------  --------- ---------- ----------  --------  ---------
    Total other income (expenses).......       (2,512)                  68          -                (27,126)
                                           -----------  --------- ---------- ----------  --------- ---------

Income (loss) before income taxes.......        1,485              (11,825)      (585)                 66,696
(Provision for) benefit from income
  taxes.................................         (542)     A4            -      4,530      N2        (23,822)
                                           -----------  --------- ---------- ----------  --------  ---------
Division net income (loss) from
  continuing operations.................     $    943             $(11,825)    $3,945                $42,874
                                           ===========  ========= ========== ==========  ========  =========


              See Notes to Unaudited Pro Forma Financial Statements

                                 GENZYME GENERAL
                        A DIVISION OF GENZYME CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               AS OF JUNE 30, 2001
                             (AMOUNTS IN THOUSANDS)


                                                       DISPOSITION
                                                         OF 50%
                                           HISTORICAL   OWNERSHIP                                                PRO FORMA
                                            GENZYME    INTEREST IN  FOOTNOTE  HISTORICAL  PRO FORMA   FOOTNOTE    GENZYME
                                            GENERAL     ATIII LLC   REFERENCE  NOVAZYME  ADJUSTMENTS  REFERENCE   GENERAL
                                           ----------  ------------ --------- ---------- -----------  ---------  ----------
ASSETS
Current assets:
  Cash and cash equivalents.............   $400,142     $    (64)     A5        $5,506    $    -                $405,584
  Short-term investments................     98,796            -                     -         -                  98,796
  Accounts receivable, net..............    191,213            -                     -         -                 191,213
  Inventories...........................    108,331            -                     -         -                 108,331
  Prepaid expenses and other current
   assets...............................     34,936        1,022      A5            36         -                  35,994
  Due from Genzyme Biosurgery...........     38,680            -                     -         -                  38,680
  Due from Molecular Oncology...........      6,655            -                     -         -                   6,655
  Deferred tax assets - current.........     47,021            -                     -         -                  47,021
                                            -------     --------                ------    ------                --------
   Total current assets.................    925,774          958                 5,542         -                 932,274

Property, plant and equipment, net......    495,382         (163)                4,070         -                 499,289
Long-term investments...................    456,036            -                     -         -                 456,036
Notes receivable - related party........     10,159            -                     -         -                  10,159
Intangibles, net........................  1,000,223            -                    18    46,037        N4     1,046,278
Investments in equity securities........    116,599            -                     -         -                 116,599
Other noncurrent assets.................     50,754          232      A5             -
                                                            (296)     A6            48         -                  50,738
                                            -------     --------                ------    ------                --------
   Total assets......................... $3,054,927     $    731                $9,678   $46,037              $3,111,373
                                         ==========     ========                ======   =======              ==========

LIABILITIES AND DIVISION EQUITY
Current liabilities:
  Accounts payable......................    $22,151     $      -                $  907    $    -                $ 23,058
  Accrued expenses......................    107,073         (342)     A5           138       879        N5       107,748
  Income taxes payable..................     43,835            -                     -         -                  43,835
  Deferred revenue......................      1,189            -                     -         -                   1,189
  Current portion of long-term debt and
   capital lease obligations............      1,449            -                    88         -                   1,537
                                            -------     --------                ------    ------                --------
   Total current liabilities............    175,697         (342)                1,133       879                 177,367

Long-term debt and capital lease
  obligations...........................     29,486            -                 1,516         -                  31,002
Convertible notes and debentures........    599,210            -                   585      (585)       N6       599,210
Deferred tax liabilities................    128,363            -                     -     4,023        N4       132,386
Other noncurrent liabilities............      5,652            -                     -         -                   5,652
                                            -------     --------                ------    ------                --------
   Total liabilities....................    938,408         (342)                3,234     4,317                 945,617

Series A redeemable convertible,
  cumulative  participating preferred
  stock.................................          -            -                10,021   (10,021)       N6             -
Series B redeemable convertible,
  cumulative participating preferred
  stock.................................          -            -                 8,349    (8,349)       N6             -

Division equity.........................  2,116,519        1,369      A5             -
                                                            (296)     A6             -   113,998        N4
                                                                                          15,989        N4
                                                                                     -     8,989        N4
                                                                                     -    (3,512)       N4
                                                                                     -   (87,300)       N4     2,165,756
Novazyme Pharmaceuticals, Inc. common
  stock.................................                                            14       (14)       N7             -
Novazyme Pharmaceuticals, Inc.
  additional paid-in capital............                                         4,564    (4,564)       N7             -
Novazyme Pharmaceuticals, Inc.
  accumulated deficit...................          -            -               (16,504)   16,504        N7             -
                                              -------   --------               -------    ------               ---------
   Total division equity................    2,116,519      1,073               (11,926)   60,090               2,165,756
                                            ---------   --------               -------    ------               ---------
    Total liabilities and division
    equity..............................   $3,054,927   $    731                $9,678   $46,037              $3,111,373
                                           ==========   ========                ======   =======              ==========


              See Notes to Unaudited Pro Forma Financial Statements

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS



(1)  ACCOUNTING POLICIES AND PRO FORMA INFORMATION

     The unaudited pro forma combined financial statements reflect the pro forma effect of Genzyme's pending acquisition of Novazyme on the

          o unaudited statements of operations for the six months ended June 30, 2001 and the year ended December 31, 2000, and

          o    unaudited balance sheet as of June 30, 2001

of both Genzyme and Genzyme General, the division to which Genzyme will allocate the assets and liabilities and operations of Novazyme.

     The following unaudited pro forma combined financial information also describes the pro forma effect of Genzyme's acquisition of GelTex Pharmaceuticals, Inc., Biomatrix, Inc., Wyntek Diagnostics, Inc. and Focal, Inc. and the disposition of its 50% ownership interest in ATIII LLC on the unaudited pro forma combined statements of operations for Genzyme and Genzyme General for the year ended December 31, 2000 and for the six months ended June 30, 2001 as if these transactions took place on January 1, 2000 and on the unaudited pro forma combined balance sheets of Genzyme and Genzyme General as of June 30, 2001. In addition, Genzyme's unaudited pro forma statement of operations for the year ended December 31, 2000 reflects the change in earnings allocations resulting from the creation of Biosurgery Stock and elimination of Surgical Products Stock and Tissue Repair Stock as if this took place on January 1, 2000. Genzyme allocated the acquisitions of GelTex and Wyntek and the disposition of its 50% ownership interest in ATIII LLC to Genzyme General. Genzyme allocated its acquisitions of Biomatrix and Focal to Genzyme Biosurgery. The results of operations of GelTex, Biomatrix, Wyntek and Focal are included in Genzyme's results beginning on the respective dates of acquisition and the results of operations of ATIII LLC are excluded from Genzyme's results as of the date of disposition.

(2)  GENZYME'S ACQUISITIONS AND DISPOSITION

     (A)  GENZYME'S ACQUISITION OF GELTEX

     Genzyme acquired GelTex on December 14, 2000. Genzyme paid approximately $515.2 million in cash and issued $491.2 million in Genzyme General Stock for all of the outstanding shares of GelTex common stock, using the stock price of Genzyme General Stock based on the average trading price over three days before and after the September 11, 2000 announcement of the merger. Approximately 15.8 million shares of Genzyme General Stock were issued in exchange for shares of GelTex common stock. In addition, options and warrants to purchase approximately
2.1 million shares of GelTex common stock were exchanged for options and warrants to purchase approximately 3.2 million shares of Genzyme General Stock. The vesting period of GelTex options granted to employees of GelTex before the effective date of the merger will be accelerated as of the first anniversary of the effective date of the merger as long as they remain employees of GelTex or Genzyme on that date. Additionally, the vesting of stock options granted to directors and several officers of GelTex were accelerated immediately on the effective date of the merger. Using the acquisition price of GelTex common stock and certain other assumptions in the Black-Scholes option valuation model, the Genzyme General options and warrants issued in exchange for the GelTex options and warrants were valued at approximately $62.9 million. In accordance with FIN 44, the intrinsic value of the portion of the unvested options related to the future service period of approximately $10.2 million was allocated to deferred compensation in Genzyme's stockholders' equity or division equity for Genzyme General, rather than to goodwill. The unvested portion is being amortized to operating expense over the remaining vesting period of approximately one year.

     (B)  ACQUISITION OF BIOMATRIX

     Genzyme acquired Biomatrix on December 18, 2000. Concurrently with this acquisition:

          o    Genzyme Biosurgery was created as a new division of Genzyme;

          o the businesses of Genzyme Surgical Products and Genzyme Tissue Repair were reallocated to Genzyme Biosurgery;

          o the outstanding shares of Surgical Products Stock and Tissue Repair Stock were cancelled in exchange for shares of Biosurgery Stock; and

          o    the businesses of Biomatrix were allocated to Genzyme Biosurgery.

     The following shares of Biosurgery Stock were distributed:

          o 9,092,763 shares of Biosurgery Stock were exchanged for 15,004,560 shares of Surgical Products Stock;

          o 9,679,769 shares of Biosurgery Stock were exchanged for 28,877,593 shares of Tissue Repair Stock; and

          o 17,516,712 shares of Biosurgery Stock and approximately $252.4 million of cash, were exchanged for 24,338,908 shares of Biomatrix common stock.

     In addition, options to purchase:

          o 3,252,386 shares of Surgical Products Stock under Genzyme's equity plans;

          o 3,923,281 shares of Tissue Repair Stock under Genzyme's equity plans; and

          o 1,706,639 shares of Biomatrix common stock under the Biomatrix equity plans converted to options to purchase approximately 1,970,944, 1,315,083, and 1,222,300 shares of Biosurgery Stock, respectively.

Using the acquisition price of Biomatrix common stock and certain other assumptions in the Black-Scholes option valuation model, the Biosurgery options issued in exchange for the Biomatrix options were valued at approximately $11.4 million. In accordance with FIN 44, the intrinsic value of the portion of the unvested options related to the future service period of approximately $66,000 was allocated to deferred compensation in Genzyme's stockholders' equity or division equity for Genzyme Biosurgery, rather than to goodwill. The unvested portion is being amortized to operating expense over the remaining vesting periods of approximately three years.

     (C)  ACQUISITION OF WYNTEK

     Genzyme acquired Wyntek on June 1, 2001 for $65.0 million in cash. Genzyme assumed no options or warrants to purchase Wyntek common stock in the transaction. The historical financial information presented for Wyntek represents Wyntek's results of operations for the five months ended May 31, 2001.

     (D)  ACQUISITION OF FOCAL

     Genzyme acquired Focal on June 30, 2001. Genzyme issued approximately 2.1 million shares of Biosurgery Stock for all of the outstanding shares of Focal common stock, excluding shares already owned by Genzyme which were canceled in the merger. Using the price of Biosurgery Stock based on the average trading price over three days before and after April 25, 2001, the date of announcement of the merger, the value of the shares of Biosurgery Stock was approximately $9.5 million. In addition, options to purchase approximately 1.5 million shares of Focal common stock and warrants to purchase approximately 43,782 shares of Focal common stock were exchanged for options to purchase approximately 232,000 shares of Biosurgery Stock and warrants to purchase approximately 7,000 shares of Biosurgery Stock. Using the acquisition price of Focal common stock and certain other assumptions in the Black-Scholes option valuation model, the Biosurgery options and warrants issued in exchange for the Focal options were valued at approximately $0.4 million. There was no intrinsic value for the portion of the unvested options related to the future service period.

     (E)  DISPOSITION OF GENZYME'S 50% OWNERSHIP INTEREST IN ATIII LLC

     On July 31, 2001, Genzyme transferred its 50% ownership interest in ATIII LLC, its joint venture with Genzyme Transgenics for the development and commercialization of ATIII, to Genzyme Transgenics. In exchange for its interest in the joint venture, Genzyme will receive a royalty on worldwide net sales (excluding Asia) of any of Genzyme Transgenics' products based on ATIII beginning three years after the first commercial sale up to a cumulative maximum amount of $30.0 million. Prior to the disposition, Genzyme consolidated the results of ATIII LLC as Genzyme had control of ATIII LLC through its combined, direct and indirect ownership interest in the joint venture.

     (F)  PENDING ACQUISITION OF NOVAZYME

     On August 6, 2001, Genzyme entered into a definitive agreement to acquire Novazyme Pharmaceuticals, Inc., for $137.5 million, payable in shares of Genzyme General Stock plus the assumption of all outstanding options, warrants and Series B Preferred Stock purchase rights to purchase shares of Novazyme common stock on an as-converted basis. Novazyme is a privately held company that is developing biotherapies for the treatment of lysosomal storage disorders. Novazyme stockholders are also eligible to receive two subsequent payments totaling $87.5 million if Genzyme receives U.S. marketing approval for two products to treat lysosomal storage disorders using certain of Novazyme's technologies by certain dates. The contingent payments are also payable in shares of Genzyme General Stock.

     The upfront payment of the merger consideration of $137.5 million, payable in shares of Genzyme General Stock, is subject to a deduction based on the value of Novazyme's vested options and warrants and Series B Preferred Stock purchase rights outstanding on the date of acquisition. Genzyme refers to this deduction as the "convertible deduction." The convertible deduction is calculated using the formula set forth in section 1.6(a)(iii) of the merger agreement attached as Annex A. For purposes of the pro forma financial statements, Genzyme has calculated the convertible deduction to be approximately $26.0 million at June 30, 2001. Assuming that a measurement date has occurred, the value of the Genzyme General Stock to be issued in exchange for the outstanding shares of Novazyme common stock was $114.0 million based on the average trading price over three days before and after August 7, 2001, the date of announcement of the merger. In addition, options, warrants and Series B Preferred Stock purchase rights to purchase approximately 1.10 million shares of Novazyme common stock will be exchanged for options, warrants and Series B Preferred Stock purchase rights to purchase approximately 0.6 million shares of Genzyme General Stock. Using the acquisition price of Novazyme common stock and certain other assumptions in the Black-Scholes option valuation model, the Genzyme General options, warrants and Series B Preferred Stock purchase rights issued in exchange for the Novazyme options, warrants and Series B Preferred Stock purchase rights were valued at approximately $25.0 million. In accordance with FIN 44, any intrinsic value of the portion of the unvested options related to future service periods would be allocated to deferred compensation in Genzyme's stockholders' equity, or division equity for Genzyme General. Based on the value of Genzyme General Stock on August 7, 2001, approximately $3.5 million would be allocated to deferred compensation.

(3)  PURCHASE PRICE ALLOCATION

     (a)  GELTEX

     The aggregate purchase price of $1,076.0 million was allocated to the acquired tangible and intangible assets and liabilities based on their estimated respective fair values as of December 14, 2000 (amounts in thousands):

     Cash and investments...................................................        $  142,994
     Current assets.........................................................            32,825
     Property, plant and equipment..........................................            45,477
     Intangible assets (to be amortized straight-line over 5 to 15 years)...           465,109
     Goodwill (to be amortized straight-line over 15 years).................           449,634
     In-process research and development....................................           118,048
     Deferred tax asset.....................................................            35,016
     Deferred compensation..................................................            10,206
     Assumed liabilities....................................................           (47,789)
     Deferred tax liability.................................................          (175,485)
                                                                                    -----------
       Allocated purchase price.............................................        $1,076,035
                                                                                    ===========

     As part of the acquisition of GelTex, Genzyme acquired all of GelTex's ownership interest in RenaGel LLC, a joint venture between Genzyme and GelTex. Prior to the acquisition of GelTex, Genzyme accounted for its investment in RenaGel LLC under the equity method of accounting. The adjustments below also reflect the consolidation of RenaGel LLC into Genzyme's financial statements and accounting for its purchase of GelTex's 50% ownership interest in the joint venture using the purchase method of accounting. The assets and liabilities of the joint venture are reflected in the amounts above. Because Genzyme already owned a 50% ownership interest in RenaGel LLC, the assets of

RenaGel LLC were adjusted to fair value only to the extent of the 50% ownership interest Genzyme acquired.

     In connection with the purchase of GelTex, Genzyme allocated approximately $118.0 million of the purchase price to in-process research and development, or IPR&D. Genzyme's management assumes responsibility for determining the IPR&D valuation. Genzyme engaged an independent third-party appraisal company to assist in the valuation of the intangible assets acquired. For a complete description of the allocation of the purchase price to the fair value of the acquired tangible and intangible assets and liabilities, refer to Note D, "Acquisitions" to Genzyme's consolidated financial statements included in its annual report on Form 10-K for the year ended December 31, 2000.

     (b)  BIOMATRIX

     The aggregate purchase price of $482.4 million was allocated to the acquired tangible and intangible assets and liabilities based on their estimated respective fair values as of December 18, 2000 (amounts in thousands):

     Cash and cash equivalents.................................................   $   56,137
     Current assets............................................................       37,639
     Property, plant and equipment.............................................       38,479
     Notes receivable from stockholders........................................       14,760
     Intangible assets (to be amortized straight-line over 1.5 to 11.0 years)..      284,854
     Goodwill (to be amortized straight-line over 11.0 years)..................      112,262
     In-process research and development.......................................       82,143
     Deferred tax asset........................................................          922
     Deferred compensation.....................................................           66
     Assumed liabilities.......................................................      (31,099)
     Liabilities for exit activities and integration...........................       (6,716)
     Deferred tax liability....................................................     (107,044)
                                                                                  -----------
       Allocated purchase price................................................   $  482,403
                                                                                  ===========


     In connection with the purchase of Biomatrix, Genzyme allocated approximately $82.1 million of the purchase price to IPR&D. Genzyme's management assumes responsibility for determining the IPR&D valuation. Genzyme engaged an independent third-party appraisal company to assist in the valuation of the intangible assets acquired. For a complete description of the allocation of the purchase price to the fair value of the acquired tangible and intangible assets and liabilities, refer to Note D, "Acquisitions" to Genzyme's consolidated financial statements included in its annual report on Form 10-K for the year ended December 31, 2000.

     (c)  WYNTEK

     The aggregate purchase price of $65.2 million was allocated to the acquired tangible and intangible assets and liabilities based on their estimated respective fair values as of June 30, 2001 (amounts in thousands):

     Cash and cash equivalents..............................................    $   4,974
     Current assets.........................................................        4,966
     Property, plant and equipment..........................................        1,843
     Deferred tax assets....................................................        2,312
     Intangible assets (to be amortized straight-line over 5 to 10 years)...       39,444
     In-process research and development....................................        8,768
     Goodwill (to be amortized straight-line over 10 years).................       19,908
     Deferred tax liability.................................................      (14,197)
     Assumed liabilities....................................................       (2,784)
                                                                                ----------
       Allocated purchase price.............................................    $  65,234
                                                                                ==========

     In connection with the acquisition of Wyntek, Genzyme allocated approximately $8.8 million of the purchase price IPR&D. Genzyme's management assumes responsibility for determining the IPR&D valuation. The fair value assigned to purchased IPR&D was estimated by discounting, to present value, the cash flows expected to result from the project once it has reached technological feasibility. A discount rate consistent with the risks of the project was used to estimate the present value of cash flows. In estimating future cash flows, management considered other tangible and intangible assets required for successful exploitation of the technology resulting from the purchased IPR&D project and adjusted future cash flows for a charge reflecting the contribution to value of these assets. The value assigned to purchased IPR&D was the amount attributable to the efforts of Wyntek up to the date of acquisition. This amount was estimated through application of the "stage of completion" calculation by multiplying total estimated revenue for IPR&D by the percentage of completion of the purchased research and development project at the time of acquisition. The full disclosure of the methodology used in determining the value Genzyme assigned to the Wyntek IPR&D programs is included in Genzyme's quarterly report on Form 10-Q for the quarter ended June 30, 2001.

     (d)  FOCAL

     The aggregate purchase price of $15.9 million was allocated to the acquired tangible and intangible assets and liabilities based on their estimated respective fair values as of June 30, 2001 (amounts in thousands):

     Cash and cash equivalents.............................................      $  2,331
     Current assets........................................................         6,003
     Property, plant and equipment.........................................         1,818
     Notes receivable from related party...................................           168
     Intangible assets (to be amortized straight-line over 3 to 12 years)..         7,909
     Goodwill (to be amortized straight-line over 12 years)................           615
     Assumed liabilities...................................................        (3,273)
     Notes receivable from stockholders....................................           367
                                                                                ----------
       Allocated purchase price............................................      $ 15,938
                                                                                ==========


     No portion of the purchase price was allocated to IPR&D.

     (e)  NOVAZYME

     For purposes of the unaudited, pro forma combined financial statements, the aggregate purchase price of $139.9 million was allocated to the acquired tangible and intangible assets and liabilities based on their estimated respective fair values as of June 30, 2001 (amounts in thousands):

     Cash and cash equivalents....................        $    5,506
     Current assets...............................                36
     Property, plant and equipment................             4,070
     Intangible assets............................             7,618
     In-process research and development..........            87,300
     Goodwill.....................................            38,437
     Other noncurrent assets......................                48
     Assumed liabilities..........................            (2,649)
     Deferred tax liability.......................            (4,023)
     Deferred compensation........................             3,512
                                                          -----------
       Allocated purchase price...................        $  139,855
                                                          ===========

     The total purchase price, the fair values of assets and liabilities acquired, the allocation of purchase price and the lives of intangible assets will be determined upon completion of the transaction and may vary from the amounts Genzyme has presented in these unaudited pro forma financial statements.

     In connection with its acquisition of Novazyme, Genzyme acquired a technology platform that could be leveraged to treat various lysosomal storage disorders (LSDs). As of the acquisition date, the technology platform had not achieved technological feasibility and would require significant further development to complete. Accordingly, the portion of the purchase price to be allocated to this technology platform of approximately $87.3 million will be treated as IPR&D and charged to expense.

     Novazyme's biotherapies for the treatment of LSDs are based on proprietary technologies for the targeted delivery of missing enzymes critical for the treatment of specific LSDs. The ability to target enzymes to the affected cells is completely dependent upon each enzyme having the "correct" carbohydrate structure attached to it. For almost all lysosomal storage diseases, "correct" means having two phosphate molecules attached to the end of this carbohydrate structure. Only if these phosphates are attached to the carbohydrate is a lysosomal enzyme properly "phosphorylated." Likewise, only a properly phosphorylated lysosomal enzyme can be transmitted to the lysosome of each and every cell in the a persons body. Thus, phosphorylation is critically important to the success of nearly all enzyme replacement therapies for lysosomal storage diseases. Novazyme's proprietary phosphorylation technologies allow it to replicate the same enzyme and attach carbohydrate structures that a normal functioning, healthy human produces for lysosomal enzymes.

     Genzyme's management assumes responsibility for determining the IPR&D valuation and engaged an independent third-party appraisal company to assist in the valuation of the intangible assets acquired. The final valuation will be completed following the closing date of the transaction.

     The fair value assigned to purchased IPR&D was estimated by discounting, to present value, the probability-adjusted net cash flows expected to result once the technology has reached technological feasibility and is utilized in the treatment of certain lysosomal storage disorders. A discount rate of 15% was applied to estimate the present value of these cash flows and is consistent with the overall risks of the platform technology. In estimating future cash flows, management considered other tangible and intangible assets required for successful exploitation of the technology and adjusted the future cash flows to reflect the contribution of value from these assets.

     In the allocation of purchase price to the IPR&D, the concept of alternative future use was specifically considered. The platform technology is specific to lysosomal storage disorders and there is currently no alternative use for the technology in the event that it fails as a platform for enzyme replacement therapy.

     (4)  PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION OF GELTEX

     The following adjustments reflect Genzyme's acquisition of GelTex for a combination of cash and stock and the exchange of GelTex options and warrants for options and warrants to purchase Genzyme General Stock. As part of the acquisition of GelTex, Genzyme acquired all of GelTex's ownership interest in RenaGel LLC, a joint venture between Genzyme and GelTex. Prior to the acquisition of GelTex, Genzyme accounted for its investment in RenaGel LLC under the equity method of accounting. The adjustments below reflect the consolidation of RenaGel LLC into Genzyme's financial statements and Genzyme's purchase of GelTex's ownership interest in the joint venture using the purchase method of accounting.

     The aggregate purchase price is comprised of the following (amounts in thousands):

     Issuance of 15,772,808 shares of Genzyme General
     Stock...................................................      $   491,181
     Cash payment............................................          515,151
                                                                   -----------
     Subtotal................................................        1,006,332
     Basis of GelTex investment..............................            2,500
     Issuance of Genzyme General options and warrants to
       GelTex option and warrant holders.....................           62,882
     Acquisition costs.......................................            4,321
                                                                   -----------
       Aggregate purchase price..............................      $ 1,076,035
                                                                   ===========

     The results of operations of GelTex are included in Genzyme's consolidated financial statements and the combined financial statements of Genzyme General as of December 14, 2000, the date of acquisition.

     I. PRO FORMA ADJUSTMENTS TO THE UNAUDITED, COMBINED STATEMENTS OF OPERATIONS OF GENZYME AND GENZYME GENERAL

     (G1) To eliminate Genzyme's and GelTex's equity in the net loss of RenaGel LLC and to consolidate RenaGel LLC with Genzyme.

     (G2) To eliminate intercompany transactions among Genzyme, GelTex and RenaGel LLC.

     (G3) To record the following:

          o amortization of deferred compensation associated with Genzyme General options that were issued in exchange for GelTex options;

          o impact of the additional expense associated with the increased basis for the RenaGel LLC inventory of $8.2 million; and

          o impact of the additional depreciation expense related to the increased basis of GelTex's fixed assets.

     (G4) To record the amortization of acquired intangible assets and goodwill (amounts in thousands):

                                                                  ASSIGNED          ANNUAL
                                                                    VALUE         AMORTIZATION
    INTANGIBLE ASSETS:
    Workforce (to be amortized straight-line over 5 years).......  $  2,327        $    465
    Patents (to be amortized straight-line over 15 years)........   115,772           7,718
    Trademarks/trade name (to be amortized straight-line
      over 15 years).............................................     6,526             435
    Core technology (to be amortized straight-line
      over 15 years).............................................    65,313           4,354
    Current products technology (to be amortized
      straight-line over 5 to 15 years)..........................   275,171          19,948
    Goodwill (to be amortized straight-line over 15 years).......   449,634          29,976
                                                                   --------        --------
      Total......................................................  $914,743        $ 62,896
                                                                   ========        ========

     The pro forma adjustment of $59.9 million for the year ended December 31, 2000 is for the period prior to the effective date of the merger.

     (G5) To eliminate the charge for acquired IPR&D recorded by Genzyme in connection with the GelTex acquisition. This amount was eliminated as it reflects a material non-recurring charge directly resulting from the acquisition.

     (G6) To record interest expense that would have been incurred on the $150.0 million of debt, at a rate of 7.5% per annum; to record the amortization of the value of the acquired interest rate swaps; and to reduce the investment income balance to reflect the payment of $365.2 million of cash at a rate of return of 5.45% per annum.

     (G7) To adjust the tax provision for the impact of the reduction in investment income, the additional interest expense and the amortization of the deferred tax liability established in purchase accounting.

     (G8) To transfer the net loss of GelTex to the calculation of net income per share allocated to Genzyme General Stock. The adjustment to Genzyme General net income in the calculation of income allocated to Genzyme General Stock reflects the aggregate impact of all pro forma adjustments on the Genzyme General division net income.

     (G9) To eliminate GelTex's weighted average shares outstanding, to reflect the issuance of 15,772,808 shares of Genzyme General Stock and to reflect the dilutive effect of the issuance of options to purchase Genzyme General Stock to holders of GelTex options.

(5)  PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION OF BIOMATRIX

     These adjustments reflect Genzyme's acquisition of Biomatrix and the retirement of all Surgical Products Stock, Tissue Repair Stock and Biomatrix common stock and the issuance of Biosurgery Stock. The value ascribed to the Biosurgery Stock exchanged for Biomatrix common stock for purchase price accounting is $11.79 per share. They also reflect the exchange of Biomatrix options with options to purchase Biosurgery Stock.

     The aggregate purchase price is comprised of the following (amounts in thousands):

         Issuance of 17,516,712 shares of Biosurgery Stock........       $  206,522
         Cash payment.............................................          252,421
                                                                         ----------
         Subtotal.................................................          458,943
         Issuance of Biosurgery options to Biomatrix optionholders           11,373
         Acquisition costs........................................           12,087
                                                                         ----------
           Aggregate purchase price...............................       $  482,403
                                                                         ==========


     The results of operations of Biomatrix are included in Genzyme's consolidated financial statements as of December 18, 2000, the date of acquisition.

     I. PRO FORMA ADJUSTMENTS TO GENZYME'S UNAUDITED, COMBINED STATEMENT OF OPERATIONS

     (B1) To record the following:

          o amortization of deferred compensation associated with Genzyme Biosurgery options that were issued in exchange for Biomatrix options;

          o impact of the additional expense associated with the increased basis for the Biomatrix inventory of $11.3 million; and

          o impact of the reduced depreciation expense related to the decreased basis of Biomatrix's fixed assets.

     (B2) To record the amortization of acquired intangible assets and goodwill (amounts in thousands):

                                                                    ASSIGNED        ANNUAL
                                                                      VALUE      AMORTIZATION
     INTANGIBLE ASSETS:
     Workforce (to be amortized straight-line over 5 years)...    $   2,017        $    404
     Non-compete agreements (to be amortized straight-
        line over 1.5 years)..................................          640             427
     Distribution agreements (to be amortized straight-line
        over 8 years).........................................       13,950           1,744
     Trademark/trade name (to be amortized straight-line
        over 11 years)........................................       48,746           4,431
     Patented core technology (to be amortized straight-line
        over 11 years)........................................       59,877           5,443
     Current products technology (to be amortized straight-
        line over 11 years)...................................      159,624          14,511
     Goodwill (to be amortized straight-line over 11 years)...      112,262          10,206
                                                                  ----------      ----------
         Total................................................    $ 397,116        $ 37,166
                                                                  ==========      ==========

     The pro forma adjustment of $35.6 million is for the period prior to the effective date of the merger.

     (B3) To eliminate the charge for acquired IPR&D Genzyme recorded in connection with the Biomatrix acquisition. This amount was eliminated as it reflects a material non-recurring charge directly resulting from the acquisition.

     (B4) To record interest expense that would have been incurred on the $200.0 million of debt, at a rate of 7.5% per annum; and to reduce the investment income balance to reflect the payment of $52.4 million of cash at a rate of return of 5.45% per annum.

     (B5) To adjust the tax provision for the impact of the amortization of acquired intangibles, the reduction in investment income, the additional interest expense, the historical tax provision and the amortization of the deferred tax liability established in purchase accounting. Income taxes are allocated to Genzyme Biosurgery based upon the financial statement income, taxable income, credits and other amounts properly allocable to each division under generally accepted accounting principles as if it were a separate taxpayer. The realizability of deferred tax assets is assessed at the division level.

     (B6) To allocate the pro forma tax benefits of Genzyme Biosurgery to Genzyme General. Genzyme's management and accounting policies provide that, if as of the end of any fiscal quarter, a division cannot use any projected annual tax benefit attributable to it to offset or reduce its current or deferred income tax expense, Genzyme may allocate the tax benefit to other divisions in proportion to their taxable income without any compensating payments or allocation to the division generating the benefit. The tax benefits allocated to Genzyme General from Genzyme Biosurgery totaled $28.0 million for the year ended December 31, 2000. On a pro forma basis, the tax benefits allocated to Genzyme General from Genzyme Biosurgery would have been $27.7 million for the year ended

          December 31, 2000. The tax benefits generated by Genzyme Biosurgery and allocated to Genzyme General are lower on a pro forma basis due primarily to Biomatrix's profitability offsetting losses incurred by Genzyme Biosurgery.

     (B7) To record the creation of Biosurgery Stock. Net losses for Surgical Products Stock and Tissue Repair Stock and net income for Biomatrix common stock have been transferred to the calculation of loss per share allocated to Biosurgery Stock.

     (B8) To record the tax benefits related to the Biomatrix pro forma adjustments which are allocated to Genzyme Biosurgery.

     (B9) To record the cancellation of Surgical Products Stock and Tissue Repair Stock. Also gives effect to the conversion of Surgical Products Stock and Tissue Repair Stock into Biosurgery Stock as though the tracking stock exchanges occurred on January 1, 2000, and to the issuance of Biosurgery Stock for Biomatrix common stock as though the Biomatrix acquisition occurred on January 1, 2000.

(6)  PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION OF WYNTEK

     The following adjustments reflect Genzyme's acquisition of Wyntek for cash. Genzyme assumed no options or warrants to purchase Wyntek common stock in the transaction.

     The aggregate purchase price is comprised of the following (amounts in thousands):

     Cash payment............................................      $   65,000
     Acquisition costs.......................................             234
                                                                   ----------
     Aggregate purchase price................................      $   65,234
                                                                   ==========

     The results of operations of Wyntek are included in Genzyme's consolidated financial statements and the combined financial statements of Genzyme General as of June 1, 2001, the date of acquisition.

     I. PRO FORMA ADJUSTMENTS TO THE UNAUDITED, COMBINED STATEMENTS OF OPERATIONS OF GENZYME AND GENZYME GENERAL

     (W1) To record the impact of the additional expense associated with the increased basis for the Wyntek inventory. There is no similar pro forma adjustment required for the six months ended June 30, 2001 as it is assumed that all of the acquired inventory would have been sold by December 31, 2000.

     (W2) To record the amortization of acquired intangible assets and goodwill for the year ended December 31, 2000 and for the period from January 1, 2001 to May 31, 2001 (amounts in thousands):

                                                                    ASSIGNED       ANNUAL         5 MONTH
                                                                     VALUE       AMORTIZATION   AMORTIZATION
     INTANGIBLE ASSETS:
        Workforce (to be amortized straight-line over 3 years).....  $  1,125       $    375      $  156
        Patented core technology (to be amortized straight-line
          over 10 years)...........................................       796             80          33
        Current products technology (to be amortized straight-
          line over 10 years)......................................    37,523          3,752       1,564
        Goodwill (to be amortized straight-line over 10 years).....    19,908          1,991         830
                                                                     ---------      ---------    ---------
            Total..................................................  $ 59,352       $  6,198     $ 2,583
                                                                     =========      =========    =========

     (W3) To eliminate the charge for acquired IPR&D recorded by Genzyme in June 2001 in connection with the Wyntek acquisition. This amount was eliminated as it reflects a material non-recurring charge directly resulting from the acquisition.

     (W4) To reduce investment income for the year ended December 31, 2000 and for January 1, 2001 to May 31, 2001 to reflect the payment of $65 million of cash at a rate of return of 5.45% per annum.

     (W5) To adjust the tax provision for the impact of the historical net loss incurred by Wyntek and for the pro forma adjustments related to the acquisition of Wyntek.

     (W6) The net income of Wyntek has been re-allocated to the calculation of net income per share allocated to Genzyme General Stock. The adjustment to Genzyme General's division net income in the calculation of income allocated to Genzyme General Stock reflects the aggregate impact of all pro forma adjustments on Genzyme General's division net income.

(7)  PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION OF FOCAL

     The following adjustments reflect the acquisition of Focal. Genzyme acquired the outstanding Focal common stock that it did not already own for a combination of cash and stock and the exchange of Focal options and warrants with options and warrants to purchase Biosurgery Stock.

     The aggregate purchase price is comprised of the following (amounts in thousands):

     Issuance of 2,086,151 shares of Biosurgery Stock.........       $   9,450
     Cash paid to selling securityholder......................              11
                                                                     ---------
     Subtotal.................................................           9,461
     Issuance of Biosurgery options to Focal optionholders....             351
     Acquisition costs........................................             638
     Existing equity investment in Focal......................           5,488
                                                                     ---------
       Allocated purchase price...............................       $  15,938
                                                                     =========

     The results of operations of Focal are included in Genzyme's consolidated financial statements as of June 30, 2001, the date of acquisition.

     I. PRO FORMA ADJUSTMENTS TO GENZYME'S COMBINED STATEMENTS OF OPERATIONS

     (F1) To eliminate sales and cost of sales related to product revenue transactions between Genzyme and Focal. Also to eliminate the $7.3 million impairment charge recorded by Genzyme Biosurgery in the year ended December 31, 2000 related to its investment in Focal common stock and eliminate the equity in net loss of Focal recognized by Genzyme in the six months ended June 30, 2001.

     (F2) To reverse the collaborative research and development revenue recorded as a result of the amortization of deferred revenue during the year ended December 31, 2000 and the six months ended June 30, 2001.

     (F3) To record the impact of the additional expense associated with the increased basis for the Focal inventory. There is no similar pro forma adjustment required for the six months ended June 30, 2001 as it is assumed that all of the acquired inventory would have been sold by December 31, 2000.

     (F4) To record the amortization of acquired intangible assets and goodwill (amounts in thousands):

                                                                                                       SEMI-
                                                                       ASSIGNED       ANNUAL          ANNUAL
                                                                         VALUE     AMORTIZATION    AMORTIZATION
     INTANGIBLE ASSETS:
        Patented core technology (to be amortized straight-line
          over 12 years)............................................  $  4,928       $    411         $  206
        Favorable lease (to be amortized straight-line over
          3 years)..................................................     1,556            519            260
        Patent (to be amortized straight-line over 12 years)........     1,013             84             42
        Workforce (to be amortized straight-line over 5 years)......       412             82             41
        Goodwill (to be amortized straight-line over 10 years)......       615             51             26
                                                                     ----------     ----------       --------
          Total.....................................................  $  8,524       $  1,147         $  575
                                                                     ==========     ==========       ========

     (F5) To adjust the tax provision for the net loss incurred by Focal and for the pro forma adjustments related to the Focal merger.

     (F6) To allocate the pro forma tax benefits of the Focal net losses and pro forma adjustments to Genzyme General. Genzyme's management and accounting policies provide that, if as of the end of any fiscal quarter, a division cannot use any projected annual tax benefit attributable to it to offset or reduce its current or deferred income tax expense, Genzyme may allocate the tax benefit to other divisions in proportion to their taxable income without any compensating payments or allocation to the division generating the benefit.

     (F7) To give effect to the issuance of Biosurgery Stock for Focal common stock as though the merger occurred on January 1, 2000. The net loss of Focal has been re-allocated to the calculation of net loss per share allocated to Biosurgery Stock. The adjustment to Genzyme Biosurgery net loss in the calculation of income allocated to Biosurgery Stock reflects the aggregate impact of all pro forma adjustments on the Genzyme Biosurgery division net loss.

(8) PRO FORMA ADJUSTMENTS RELATED TO THE DISPOSITION OF GENZYME'S 50% OWNERSHIP INTEREST IN ATIII LLC

     On July 31, 2001, Genzyme transferred its 50% ownership interest in ATIII LLC, its joint venture with Genzyme Transgenics for the development and commercialization of ATIII, to Genzyme Transgenics. In exchange for its interest in the joint venture, Genzyme will receive a royalty on worldwide net sales (excluding Asia) of any of Genzyme Transgenics' products based on ATIII beginning three years after the first commercial sale of each such product up to a cumulative maximum amount of $30.0 million. Prior to the disposition, Genzyme consolidated the results of ATIII LLC as Genzyme had control of ATIII LLC through its combined, direct and indirect ownership interest in the joint venture.

     The following adjustments reflect the disposition of Genzyme's 50% ownership interest in ATIII LLC.

     I. PRO FORMA ADJUSTMENTS TO THE UNAUDITED, COMBINED STATEMENTS OF OPERATIONS OF GENZYME AND GENZYME GENERAL

     (A1) To eliminate ATIII LLC's historical results of operations.

     (A2) To adjust Genzyme's equity in the net losses of Genzyme Transgenics to reflect Genzyme Transgenics' assumption of Genzyme's portion of losses of ATIII LLC (amounts in thousands):

                                                                             FOR THE          FOR THE
                                                                           YEAR ENDED       SIX MONTHS
                                                                          DECEMBER 31,         ENDED
                                                                              2000         JUNE 30, 2001
                                                                          ------------     -------------
     ATIII LLC's historical net loss....................................   $ (14,789)        $  (3,997)
     Genzyme's historical share of net loss.............................     (10,164)           (1,999)
     Genzyme's ownership interest in Genzyme Transgenics................       26.08%            25.67%
     Pro forma adjustment to equity in net loss of Genzyme Transgenics..      (2,651)             (513)

     (A3) To eliminate Genzyme's historical minority interest recorded in connection with Genzyme's consolidation of the results of ATIII LLC and which represents Genzyme Transgenics' portion of the losses of ATIII LLC.

     (A4) To adjust the tax provision for the impact of the elimination of the historical losses of ATIII LLC and for the pro forma adjustments related to the disposition of Genzyme's 50% ownership interest in ATIII LLC.

     II. PRO FORMA ADJUSTMENTS TO THE UNAUDITED, COMBINED BALANCE SHEETS OF GENZYME AND GENZYME GENERAL

     (A5) To eliminate the net assets of ATIII LLC on the date of disposition and record a gain on the disposition of Genzyme's 50% ownership interest in ATIII LLC (amounts in thousands):

     Cash and cash equivalents............................           $  (64)
     Property, plant and equipment........................             (163)
     Elimination of minority interest in ATIII LLLC.......              232
     Accrued liabilities..................................              342
     Due to Genzyme.......................................            1,022
                                                                    -------
       Gain on transfer of 50% ownership interest to Genzyme
           Transgenics....................................          $ 1,369
                                                                    =======

         (A6) To record a loss on Genzyme's investment in Genzyme Transgenics due to the increase Genzyme Transgenics' equity as a result of acquiring Genzyme's 50% ownership interest in ATIII LLC.

(9)  PRO FORMA ADJUSTMENTS RELATED TO THE PENDING ACQUISITION OF NOVAZYME

     The following adjustments reflect Genzyme's acquisition of Novazyme for stock and the exchange of Novazyme options, warrants and Series B Preferred Stock purchase rights with options, warrants and stock purchase rights to purchase shares of Genzyme General Stock.

     The aggregate purchase price is comprised of the following (amounts in thousands):

     Issuance of 2,014,814 shares of Genzyme General Stock................   $113,998
     Issuance of Series B Preferred Stock purchase rights to purchase
        428,373 shares of Genzyme General Stock...........................     15,989
     Issuance of options and warrants to purchase 174,154 shares of
       Genzyme General Stock to Novazyme option and warrant holders.......      8,989
     Acquisition costs....................................................        879
                                                                            ----------
         Aggregate purchase price ........................................   $139,855
                                                                            ==========

     The 2.0 million shares of Genzyme General Stock expected to be issued in exchange for the outstanding shares of Novazyme stock were valued at $114.0 million using an average trading price of Genzyme General Stock over the three days before and after the August 7, 2001 announcement of the merger (the assumed measurement date). The exact amount of the number of shares of Genzyme General Stock to be issued may change as the number of Novazyme common stock changes prior to closing. The number of outstanding shares of Novazyme stock will increase prior to closing upon conversion of all shares of Series A Preferred Stock and Series B Preferred Stock, the conversion of outstanding debentures and the exercise of outstanding options, warrants and Series B Preferred Stock purchase rights.

     The purchase price includes $25.0 million for the estimated fair value of the Genzyme General options, warrants and shares of Genzyme General Stock to be issued in exchange for the Novazyme options, warrants and Series B Preferred Stock purchase rights. In accordance with FIN 44, the intrinsic value of the portion of the unvested options related to the future service period of $3.5 million has been allocated to deferred compensation within stockholders' equity in Genzyme's pro forma, unaudited, combined balance sheet as of June 30, 2001 and to division equity in the unaudited, pro forma combined balance sheet of Genzyme General for the same period. The unamortized portion is being amortized to operating expense over the remaining vesting period.

     I. PRO FORMA ADJUSTMENTS TO THE UNAUDITED, COMBINED STATEMENTS OF OPERATIONS OF GENZYME AND GENZYME GENERAL

     (N1) Amortization of deferred compensation associated with Genzyme General options that were issued in exchange for Novazyme options.

     (N2) To adjust the tax provision for the impact of the historical losses of Novazyme and the pro forma adjustments related to the acquisition of Novazyme.

     II. PRO FORMA ADJUSTMENTS TO THE UNAUDITED, COMBINED BALANCE SHEETS OF GENZYME AND GENZYME GENERAL

     (N3) The net losses of Novazyme have been re-allocated to the calculation of net income per share allocated to Genzyme General Stock. The adjustment to Genzyme General's division net income from continuing operations reflects the aggregate impact of all pro forma adjustments on Genzyme General's division net income from continuing operations.

     (N4) To record the acquisition of the net assets of Novazyme for an aggregate purchase price of $139.9 million (see Note 3(e)) and the issuance of approximately 2,014,814 shares of Genzyme General Stock. The intangible assets of approximately $46.0 million are as follows:

                                                   ASSIGNED
                                                    VALUE
          INTANGIBLE ASSETS:
          Unpatented technology..............    $   7,600
          Goodwill...........................       38,437
                                                 ---------
              Total..........................    $  46,037
                                                 =========

          In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, or SFAS, No. 141, "Business Combinations and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations be accounted for under the purchase method only and that certain acquired intangible assets in a business combination be recognized as assets apart from goodwill. SFAS No. 142 requires that ratable amortization of goodwill and certain other intangible assets be replaced with periodic tests of the goodwill's impairment and that other intangible assets be amortized over their useful lives. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001 and for all business combinations accounted for by the purchase method for which the date of acquisition is after June 30, 2001. The provisions of SFAS No. 142 will be effective for fiscal years beginning after December 15, 2001, and will thus be adopted by Genzyme, as required, in fiscal year 2002. Accordingly, because the provisions of SFAS No. 141 and SFAS No. 142 will apply to Genzyme's acquisition of Novazyme, there is no pro forma adjustment to the statements of operations of Genzyme or Genzyme General for amortization of goodwill or acquired unpatented technology for the year ended December 31, 2000 and for the six months ended June 30, 2001 resulting from the acquisition of Novazyme.

          Material non-recurring charges, such as the acquired IPR&D charge of $87.3 million resulting from the pending acquisition of Novazyme, are not reflected in Genzyme's unaudited pro forma statements of operations for the year ended December 31, 2000 or the six months ended June 30, 2001, or the unaudited pro forma statements of operations for Genzyme General for the same periods. The $87.3 million allocated to in-process technology has been charged to accumulated deficit for purposes of the pro forma balance sheet presentation only and will be charged to expense in the statements of operations of Genzyme and Genzyme General upon completion of the acquisition of Novazyme.

     (N5) To record $0.9 million of accrued expenses related to estimated acquisition costs that have not been reflected in Genzyme's historical balances as of June 30, 2001.

     (N6) To reflect the assumed conversion of Novazyme's historical convertible debt, Series A Preferred Stock and Series B Preferred Stock into shares of Novazyme common stock on or before the date of acquisition.

     (N7) To eliminate Novazyme's historical stockholders' equity amounts totaling $(11.9) million.